Exhibit 5.1

August 23, 2016

File No.: 999002.16764/15265

Sophiris Bio Inc.

1298 Prospect Street

La Jolla, California

United States

Dear Sirs/Mesdames:

Re:	Sophiris Bio Inc. - Public offering of Common Shares and Warrants

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by Sophiris Bio Inc., a corporation organized under the laws of British Columbia, Canada (the “Company”), of up to 7,475,000 common shares of the Company (the “Shares”) and warrants (the “Warrants”) to purchase up to 5,606,250 common shares of the Company (the “Warrant Shares”), including up to 975,000 Shares and warrants to purchase up to 731,250 common shares of the Company that may be sold pursuant to the exercise of an overallotment option, pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-198782) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated August 23, 2016, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares and Warrants are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement, (b) the Prospectus, (c) the form of the Warrant, (d) the Company’s Certificate of Amalgamation, Certificate of Name Change, Notice of Articles and Articles, as currently in effect, and (e) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters.

Our opinion is expressed only with respect to the laws of the Province of British Columbia. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof. We assume no obligation to revise or supplement this opinion should any applicable laws be changed subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof. Where our opinion refers to the Shares and the Warrant Shares as being "fully paid and non-assessable", no opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

On the basis of the foregoing, and in reliance thereon, we are of the opinion as of the date hereof that:

(a)

the Shares, when sold and issued by the Company in accordance with the Registration Statement and Prospectus, including receipt of the consideration therefore, will be validly issued, fully paid and non-assessable;

(b)	the Company has taken all necessary corporate action to authorize the creation and issue of the Warrants; and

(c)

the Warrant Shares, when issued upon the due exercise of the Warrants in accordance with the terms thereof (including payment in full of the exercise price therefor), will be validly issued as fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

Yours truly,

/s/ Fasken Martineau DuMoulin LLP